FLEXIBLE PREMIUM
ING USA                                                   DEFERRED VARIABLE
ANNUITY AND LIFE                                          ANNUITY CONTRACT
INSURANCE COMPANY

ING USA is a stock company domiciled in Iowa.
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             Offices: 909 Locust Street, Des Moines, Iowa 50306-9271


CONTRACTHOLDER: Golden Investor Trust, Inc.   GROUP CONTRACT NUMBER: G000034-OE

ISSUED IN:  Delaware                       CONTRACT ISSUE DATE:   April 1, 2005

In this Contract, we, our or us refers to ING USA Annuity and Life Insurance Company.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described on this and the following pages to the persons eligible, herein called "Annuitant(s).

If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.







Signed for ING USA Annuity and Life Insurance Company on the Contract Issue
Date.



                                           Secretary:
                                                      [/s/Paula Cludray-Engelke]
Customer Service Center
[P.O. Box 9271
Des Moines, IA 50306-9271
1-800-366-0066]                            President:
                                                     [/s/Harry N. Stout]



FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NON-PARTICIPATING
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Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

IU-MP-3020


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                              CERTIFICATE CONTENTS
IMPORTANT TERMS ........................... 3                        CERTIFICATE OWNER'S BENEFITS ............ 13
                                                                      Cash Value Benefit
THE SCHEDULE(1) ........................... 5                         Partial Withdrawal Option
 Premium Payment and Investment Information                           Surrender Charge
 Contract Facts                                                        Proceeds Payable to the Beneficiary
 Charges                                                               Death Benefit
 Income Plan Factors
                                                                     CHOOSING AN INCOME PLAN  ................ 17
INTRODUCTION TO THIS CONTRACT ............. 7                         Income Benefits
 Eligibility                                                          Annuity Commencement Date Selection
 The Certificate Owner                                                Frequency Selection
 The Annuitant                                                        The Income Plan
 The Beneficiary                                                      The Income Options
 Change of Certificate Owner or Beneficiary                           Payment When Named Person Dies
 The Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES ... 9                        OTHER IMPORTANT INFORMATION ............. 19
 Initial Premium Payment                                              Entire Contract
 Additional Premium Payments                                          Sending Notice to Us
 Certificate Owner's Right to Change Allocation of                    Reports to Certificate Owner
 Accumulation Value                                                   Assignment - Using a Certificate as
 What Happens if a Subaccount                                          Collateral Security
  is Not Available                                                    Contract Changes - Applicable Tax Law
                                                                      Misstatement of Age or Sex
HOW WE MEASURE A CERTIFICATE'S VALUE ...... 10                        Non-Participating
 The Separate Account                                                 Contestability
 When the Subaccount is Valued                                        Payments We May Defer
 Accumulation Value                                                   Authority to Make Agreements
 Accumulation Value in each Subaccount                                Required Note on Our Computations
 Measurement of Investment Experience                                 Facility of Payment
 Charges Deducted from Accumulation Value on                          Certificates
  each Processing Date                                                Conformity with Law
                                                                      Records
                                                                      Certificate Owner's Right to Examine the
                                                                       Certificate


Copies of any additional Riders and Endorsements are at the back of this Contract.

(1)THE SCHEDULE

The Schedule gives specific facts about this Contract. Please refer to the Schedule while reading this Contract.

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                                 IMPORTANT TERMS
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ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by the Certificate Owner to be the measuring life in determining Income Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Income Payments begin.

ATTAINED AGE - The age of a Certificate Owner, or that of the Annuitant, on the Certificate Date plus the number of full years elapsed since the Certificate Date.

BENEFICIARY - The person designated to receive benefits in the case of the death of a Certificate Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount the Certificate Owner receives upon surrender of the Certificate.

CERTIFICATE - A summary of the benefits and provisions provided under this Contract.

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we receive the initial premium and upon which we begin determining the Certificate values. It may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also triggers payment of the Death Benefit.

CERTIFICATE PROCESSING DATE - The day when we deduct certain charges from the Accumulation Value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

CERTIFICATE PROCESSING PERIOD - The period between successive Certificate Processing Dates unless it is the first Certificate Processing Period. In that case, it is the period from the Certificate Date to the first Certificate Processing Date.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CONTINGENT ANNUITANT - The person designated by the Certificate Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ISSUE DATE - The date this Contract is issued at our Customer Service Center.

CONTRACTHOLDER - The entity to whom this Contract is issued.

IU-MP-3020                             3

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                           IMPORTANT TERMS (continued)
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INCOME OPTION - Options the Certificate Owner selects that determines the form and amount of Income Payments.

INCOME PAYMENT - The periodic payment a Certificate Owner receives.

INITIAL PREMIUM - The payment amount required to put each Certificate into effect.

ISSUE AGE - The Annuitant or Certificate Owner's age on the last birthday on or before the Certificate Date.

MEASURING LIFE - The life used to determine the payment of Income Payments.

NET INVESTMENT FACTOR - The factor which reflects the investment experience of the portfolio in which a Subaccount invests and also reflects the charges assessed against the Subaccount for a Valuation Period.

ROLL-UP RATE - Annual effective interest rate at which the Roll-up Value accumulates during the first 10 Certificate Years.

SUBACCOUNT - An investment option available in the Separate Account.

SPECIALLY DESIGNATED SUBACCOUNT - Distributions from an investment portfolio underlying a Subaccount in which reinvestment is not available will be allocated, unless the Certificate Owner specifies otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Subaccount is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

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                                  THE SCHEDULE
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PREMIUM PAYMENT AND INVESTMENT INFORMATION
    Investment
    Minimum Initial Premium Payment:                As shown in each Certificate

    Accumulation Value                              As shown in each Certificate

    Roll-up Rate                                    As shown in each Certificate

    Additional Premium Payment
    Minimum Payment                                 As shown in each Certificate

We will accept additional Premium Payments until the earlier of the date (a) either the Annuitant or Owner reaches the Attained Age as shown in each Certificate; and (b) the number of years after the Certificate Date as shown in each Certificate. However, if the Certificate is issued as an IRA, no contributions may be made for the taxable year in which the Certificate Owner attains age 70 1/2 and thereafter (except for rollover contributions).

Maximum Attained Age of Annuitants and
 Certificate Owners                                 As shown in each Certificate

Allocations
Allocation changes per Certificate Year
 without charge                                     As shown in each Certificate

CONTRACT FACTS
Certificate Processing Date                         As shown in each Certificate

Specially Designated Subaccount                     As shown in each Certificate

Annuity Commencement Date                           As shown in each Certificate

CHARGES
DEDUCTIONS FROM ACCUMULATION VALUE

Administrative Charge
We charge a maximum annual charge of $30 to cover a portion of our ongoing administrative expenses. The charge is deducted on each Certificate Anniversary and at surrender. If the Certificate Anniversary or surrender fall on a non-business day, the charge is deducted on the next business day.

Mortality and Expense Risk Charge
As shown in each Certificate.

Transfer Charge
As shown in each Certificate.

Surrender Charge
As shown in each Certificate.

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                            THE SCHEDULE (CONTINUED)
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Premium Taxes
We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. We reserve the right to defer collection of Premium Taxes until the Certificate is surrendered or until application of the Certificate's Accumulation Value to an Income Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We reserve the right to change the amount we charge for Premium Taxes on future Premium Payments to conform with changes in the law or if a Certificate Owner changes state of residence.

Redemption Fees
We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Subaccounts invest as a result of any surrenders, partial withdrawals, reallocations or other transactions directed by the Certificate Owner.

INCOME PLAN FACTORS
As shown in each Certificate.

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                          INTRODUCTION TO THIS CONTRACT
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ELIGIBILITY

Eligibility persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract, including but not limited to the right to receive the Income Benefits on the Annuity Commencement Date.

One or more people may own a Certificate. In the case of a sole Certificate Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Certificate Owner is not an individual, we will treat the Annuitant as the Certificate Owner for the purpose of determining when the Certificate Owner dies under the Death Benefit provision. The sole Certificate Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Certificate Owner. In the case of a Joint Certificate Owner dying prior to the Annuity Commencement Date, the surviving Certificate Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

The Annuitant is the Measuring Life for the Income Benefits provided under a Certificate. The Annuitant must be a natural person. A Certificate Owner may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. The Certificate Owner will be the Contingent Annuitant unless the Certificate Owner names someone else. If the Annuitant dies and no Contingent Annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as the Annuitant. If all Certificate Owners are not individuals, we will pay the death proceeds to the Beneficiary upon the death of the Annuitant. If there are Joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless elected otherwise.

THE BENEFICIARY

The Beneficiary is the person to whom we pay the Death Benefit if any Certificate Owner dies prior to the Annuity Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay Death Benefits to the primary Beneficiary (unless there are Joint Certificate Owners in which case the Death Benefit is payable to the surviving Certificate Owner). If the primary Beneficiary dies before the Certificate Owner, the Death Benefit is paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the Death Benefit to the Certificate Owner's estate.

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                    INTRODUCTION TO THIS CONTRACT (continued)
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One or more persons may be named as primary Beneficiary or contingent
Beneficiary. In the case of more than one Beneficiary, unless specified otherwise, the Death Benefit will be paid in equal shares to the surviving Beneficiaries.

Unless the Beneficiary is designated as irrevocable, the Certificate Owner has the right to change Beneficiaries. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

When naming or changing the Beneficiary(ies), the Certificate Owner may specify the form of payments of the Death Benefit. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code of 1986, as amended ("the Code"). If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

During the Certificate Owner's lifetime and while a Certificate is in effect under this Contract, the Certificate Owner may transfer ownership of the Certificate or change the Beneficiary. To make any of these changes, the Certificate Owner must send us written notice of the change in a form satisfactory to us. If there are multiple (Joint) Certificate Owners, all must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A Change of Certificate Owner may affect the Benefit payable under a Certificate. See the "Death Benefit" provision.

IU-MP-3020                             8

                     PREMIUM PAYMENTS AND ALLOCATION CHANGES
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INITIAL PREMIUM

The payment of the Initial Premium is required to put a Certificate into effect. The amount of the Initial Premium is shown in each Certificate.

ADDITIONAL PREMIUM PAYMENTS

The Certificate Owner may make additional Premium Payments under the Certificate after the Right to Examine period ends. Restrictions on additional Premium Payments, such as Age, the period during which we will accept additional Premium Payments, and the timing and amount of each payment, are shown in each Certificate. We reserve the right to accept additional Premium Payments beyond the period stated in each Certificate. We also reserve the right to defer acceptance of or return any additional Premium Payments if:

     o   they exceed the restrictions stated in each Certificate;
     o   a Subaccount to which they are allocated is closed; or
     o   in order to comply with any law or regulation.

As of the date we receive and accept the Certificate Owner's additional Premium
Payment:

(1) The Accumulation Value will increase by the amount of the additional Premium Payment less any applicable deductions as shown in each Certificate.

(2) The increase in the Accumulation Value will be allocated among the Subaccounts in accordance with the Certificate Owner's instructions. If the Certificate Owner does not provide such instructions, allocation will be among the Subaccounts in proportion to the amount of Accumulation Value in each Subaccount as of the date we receive and accept the additional Premium Payment.

Where to Make Payments
Remit additional Premium Payments to our Customer Service Center. On request, a receipt signed by our Treasurer will be provided.

CERTIFICATE OWNER'S RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

The Certificate Owner may change the allocation of the Accumulation Value under the Certificate among the Subaccounts of the Separate Account after the Right to Examine period ends. The number of allocation changes each Certificate year that we will allow without applying a Transfer Charge is shown in each Certificate. Allocated values may be reduced by any Redemption Fees. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which the Subaccounts invest and/or state or federal regulatory requirements. We will notify the Certificate Owner within 30 days of such modification.

WHAT HAPPENS IF A SUBACCOUNT IS NOT AVAILABLE

If the Certificate Owner's instructions include allocations to a Subaccount which is no longer available, we will allocate the distribution to the Specially Designated Subaccount shown in each Certificate unless the Certificate Owner specifies otherwise.

To elect an allocation to other than the Specially Designated Subaccount shown in each Certificate, the Certificate Owner must provide satisfactory notice to us. Such allocations will not be counted as an allocation change for purposes of the number of free allocations permitted.

IU-MP-3020                             9

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                      HOW WE MEASURE A CERTIFICATE'S VALUE
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The benefits under a Certificate are provided through investments in our
Separate Account (the "Account"), a unit investment trust, organized in and governed by the laws of the State of Iowa, our state of Domicile. The Account is divided into Subaccounts, each of which is available for investment under a Certificate.

THE SEPARATE ACCOUNT

The Account is kept separate from our general account and any other separate accounts we may have. It is used to support Variable Annuity Certificates and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Account. Assets equal to the reserves and other liabilities of the Account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our general account assets which exceed the reserves and other liabilities of the Account. Income and realized and unrealized gains or losses from assets in the Account are credited to or charged against the Account without regard to other income, gains or losses in our other general and separate accounts.

The Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940.

Subaccounts
The Account is divided into Subaccounts, each investing in a designated investment portfolio. The Subaccounts and the investment portfolios may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Account
We may, from time to time, make additional Subaccounts available. These Subaccounts will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Subaccounts from the Account, to combine two or more Subaccounts or to substitute a new portfolio for the portfolio in which a Subaccount invests. A substitution may become necessary if, in our judgment, a portfolio or Subaccount no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, a change in a portfolio's investment objectives or restrictions, because the portfolio or Subaccount is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Account or Subaccount attributable to the class of contracts to which this Contract belongs to another Account or Subaccount.

When permitted by law, we reserve the right to:

(1)  deregister the Account under the Investment Company Act of 1940;
(2) operate the Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
(3) operate the Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Account;
(4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to the Account; and
(5)  combine the Account with other Accounts.

IU-MP-3020                             10

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                HOW WE MEASURE A CERTIFICATE'S VALUE (continued)
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WHEN THE SUBACCOUNT IS VALUED

Each Subaccount will be valued at the end of each Valuation Period on a Valuation Date.

ACCUMULATION VALUE

The Certificate's Accumulation Value is the sum of the amounts in each of the Subaccounts. The Certificate Owner selects how to allocate the Accumulation Value among the available Subaccounts.

ACCUMULATION VALUE IN EACH SUBACCOUNT

On the Certificate Date
On the Certificate Date, the Accumulation Value is allocated to each Subaccount as shown in each Certificate. We reserve the right to allocate premium to the Specially Designated Subaccount during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by the Certificate Owner.

On each Valuation Date
Subject to the "One-Time Roll-up Benefit" as described below, at the end of each subsequent Valuation Period, the amount of Accumulation Value in each Subaccount will be calculated as follows:

     (1) We take the Accumulation Value in the Subaccount at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Subaccount's Net Rate of Return for the current Valuation Period.
     (3)  We add (1) and (2).
     (4) We add to (3) any additional Premium Payments allocated to the Subaccount during the current Valuation Period.
     (5) We add or subtract transfers to or from that Subaccount during the current Valuation Period.
     (6) We subtract from (5) any Partial Withdrawals from the Subaccount during the current Valuation Period.
     (7) We subtract from (6) the amounts deducted from that Subaccount for Surrender Charges, Administrative Charges, Transfer Charges, and Premium Taxes as shown in each Certificate.

One-time Roll-up Benefit
On the 10th Certificate Anniversary, if the Roll-up Value exceeds the Accumulation Value, the excess ("Roll-up Benefit") will be credited to the Accumulation Value. The Roll-up Benefit, if any, will be allocated pro-rata to the Subaccounts in accordance with the allocation of Accumulation Value immediately preceding the crediting of the Roll-up Benefit (see "Roll-up Value" in "Certificate Owner's Benefits"). This is a one-time increase. The Accumulation Value with the Roll-up Benefit will serve as the Subaccount's Accumulation Value described in (1) above for the purpose of calculating the Accumulation Value in that Subaccount for the following Valuation Period.

MEASUREMENT OF INVESTMENT EXPERIENCE

Index of Investment Experience
The Index of Investment Experience is used to measure the performance of a Subaccount. The Investment Experience of a Subaccount is determined on each Valuation Date. We use an Index to measure changes in each Subaccount's experience during a Valuation Period. We set the Index at $10 when the first investment in a Subaccount is made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Net Return Factor for the current Valuation Period.

IU-MP-3020                             11

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                HOW WE MEASURE A CERTIFICATE'S VALUE (continued)
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How We Determine the Net Return Factor
For each Subaccount, the Net Return Factor reflects the Investment Experience of the portfolio in which the Subaccount invests as well as the charges assessed against the Subaccount for a Valuation Period. The factor is calculated as follows:
     (1) We take the net asset value of the portfolio in which the Subaccount invests at the end of the current Valuation Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our premium taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
     (4) We subtract the daily Mortality and Expense Risk Charge for each Subaccount shown in each Certificate for each day in the Valuation Period.

Calculations for Subaccounts investing in unit investment trusts are on a per unit basis.

Subaccount Net Rate of Return
The Net Rate of Return for a Subaccount during a Valuation Period is the Net Return Factor for that Valuation Period minus one.

CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH PROCESSING DATE
 Expense charges and fees are shown in each Certificate.

IU-MP-3020                             12

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                          CERTIFICATE OWNER'S BENEFITS
--------------------------------------------------------------------------------

While a Certificate is in effect, there are important rights and benefits that are available. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

Cash Surrender Value
Before the Annuity Commencement Date, the Cash Surrender Value is determined as follows:

     (1)  We take the Certificate's Accumulation Value;
     (2)  We deduct any Surrender Charges;
     (3) We deduct any charges as shown in each Certificate that have been incurred but not yet deducted, including:
          (a)  any administrative charge that has not yet been deducted;
          (b)  any applicable premium tax; and
          (c)  any Redemption Fees.

Cancelling to Receive the Cash Surrender Value
The Certificate Owner may surrender a Certificate on or before the Annuity Commencement Date. To do this, the Certificate Owner must return the Certificate with a signed request for cancellation to our Customer Service Center. The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end. We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the "Payments We May Defer" provision.

PARTIAL WITHDRAWAL OPTION

A Certificate Owner must provide us satisfactory notice at our Customer Service Center to take a Partial Withdrawal. The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that may be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. We will collect a Surrender Charge as described in each Certificate and any unrecovered Premium Taxes for Excess Partial Withdrawals. For purposes of determining the Surrender Charge, withdrawals are considered to come from premiums in the same order as paid ("first in, first out" basis). A Partial Withdrawal may be reduced by any Redemption Fees.

A Partial Withdrawal request will be deemed a surrender of the Certificate if it: (a) exceeds 90% of the Cash Surrender Value determined as of the date the withdrawal request is received; and (b) reduces the Cash Surrender Value after such withdrawal to less than $2,500.

Conventional Partial Withdrawals
The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that may be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate.

Systematic Partial Withdrawals
The Certificate Owner may elect Systematic Partial Withdrawals commencing 28 days or later from the Certificate Date. The Maximum Systematic Partial Withdrawal Amount which may be taken is shown in each Certificate. Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. The Certificate Owner may select the day withdrawals will be made, but no later than the 28th day of the month. If the Certificate Owner does not elect a day, the same day of the month as the Certificate Date will be used.

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


                    CERTIFICATE OWNER'S BENEFITS (continued)
--------------------------------------------------------------------------------

A Systematic Partial Withdrawal that does not exceed the Maximum Systematic Partial Withdrawal Amount is not subject to a Surrender Charge.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year.

SURRENDER CHARGE

A Surrender Charge may be imposed as a percentage of premium not previously withdrawn if the Certificate is surrendered or an Excess Partial Withdrawal is taken as described in each Certificate. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge is expressed as a percentage of each Premium Payment not previously withdrawn is shown in each Certificate.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date
If the sole Certificate Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit. If there are Joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Income Options (see "Choosing an Income Plan"). When the Owner (or any Owner where there are Joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under each Certificate. In all events, distributions under a Certificate must be made as required by applicable law.

How to Claim Payments
We must receive proof of the Owner's (or the Annuitant's - see above for when the Annuitant's death is applicable) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the Valuation Date on or immediately subsequent to the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

DEATH BENEFIT

If a Certificate Owner, or any Joint Certificate Owner, dies prior to the Annuitization Date, we will pay the Beneficiary the Death Benefit.

The Death Benefit is the greater of:
     (a)  the Accumulation Value and
     (b)  the Roll-up Value.

IU-MP-3020                             14

--------------------------------------------------------------------------------

Roll-up Value
On the Certificate Date, the Roll-up Value is the initial premium paid. On subsequent Valuation Dates, the Roll-up Value is:

     (a)  the Roll-up Value on the prior Valuation Date; plus
     (b) interest, calculated at the Roll-up Rate (as shown in each Certificate); plus
     (c)  any additional premium paid during the current Valuation Period; less
     (d) adjustments for any partial withdrawals made during the current Valuation Period.

Partial Withdrawal Adjustments
For any Partial Withdrawals, the Roll-up Value will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3) where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the Roll-up Value immediately prior to withdrawal.

Change of Owner
If there is a change in ownership (except for a change in trust as Owner where the Certificate is issued for the benefit of the Owner or Annuitant) including the addition or deletion of a Joint Owner, the Roll-up Value will become and remain $0 (zero) thereafter.

Spousal Beneficiaries
If, at the Certificate Owner's death, the surviving spouse of the deceased Certificate Owner is the Beneficiary and the Roll-up Value as of the date we receive due proof of the Certificate Owner's death, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Unless we are directed otherwise, such addition will be allocated to the Subaccounts of the Separate Account then available in the same proportion as the Accumulation Value in each available Subaccount bears to the Accumulation Value in all such Subaccounts. If there is no Accumulation Value in any Subaccount then available, the addition will be allocated to the Specially Designated Subaccount.

Election by the surviving spouse to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans will not be considered a change of Owner and the following will apply:

     (1) The Certificate's Roll-up Value calculation will not change as a result of the re-set of Accumulation Value described in above.

     (2) Additional Premium Payments are not allowed until we are notified of the intent to continue the Certificate as their own. Receipt of additional premium will be deemed to be an election to continue the Certificate as their own.

     (3) Surrender Charges applicable to premiums paid prior to the date we receive due proof of death of the original Owner will be waived; premiums paid thereafter will be subject to any applicable Surrender Charge.

     (4) The surviving spouse's Attained Age will be used to determine the age at which additional Premium Payments are no longer accepted as stated in each Certificate; the original Certificate Date will be used to determine the period during which additional premiums are allowed.

     (5) At subsequent death of the surviving spouse, the Death Benefit will be determined as provided above and the Certificate will be terminated.

IU-MP-3020                             15

--------------------------------------------------------------------------------

Non-Spousal Beneficiary

If, at the Certificate Owner's death, the non-spouse Beneficiary of the deceased Certificate Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

     (1) If the Roll-up Value as of the date we receive due proof of the Owner's death, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Unless we are directed otherwise, such addition will be allocated to the Subaccounts then available in the same proportion as the Accumulation Value in each available Subaccount bears to the Accumulation Value in all such Subaccounts. If there is Accumulation Value in any Subaccount not then available, the addition will be allocated to the Specially Designated Subaccount.
     (2) Upon determination of the Death Benefit, the Roll-up Value will become and remain $0 (zero).
     (3) The amount payable upon the death of the non-spouse Beneficiary, if such beneficiary dies while receiving distributions under the Certificate, will be the Accumulation Value as of the date we receive due proof of such Beneficiary's death.
     (4) No additional Premium Payments may be made following the date we receive due proof of death of the Owner. (5) At subsequent surrender, any applicable Surrender Charges will be waived.

IU-MP-3020                             16

                             CHOOSING AN INCOME PLAN
--------------------------------------------------------------------------------

INCOME BENEFITS

If the Certificate Owner and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to the Certificate Owner. We will make these payments under the Income Option (or Options) elected by the Certificate Owner. The Certificate Owner may elect to apply the Accumulation Value (minus any applicable Premium Tax) to any Income Option by making a written request at least 30 days prior to the Annuity Commencement Date. If no Income Option has been elected by the Required Annuity Commencement Date, payments will be made under Option 2 on a 10-year Period Certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Income Options section below (see "Payments We May Defer"). Before we pay any Income Benefits, we require the return of the Certificate. If the Certificate has been lost, we require the completed and returned applicable lost Certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

The Certificate Owner selects the Annuity Commencement Date. Any date may be selected following the first Certificate Anniversary but before the Required Annuity Commencement Date shown in each Certificate. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If a date is not selected, the Annuity Commencement Date will be in the month following the Required Annuity Commencement Date shown in each Certificate. If, on the Annuity Commencement Date shown in each Certificate, a Surrender Charge remains and the Certificate Owner elects Income Option 1, the Period Certain must be of at least 10 years duration.

Required Annuity Commencement Date
The Annuity Commencement Date may be no later than the same date as the Certificate Processing Date in the month following the later of the Annuitant's 90th birthday or 10 years after the last Premium Payment.

FREQUENCY SELECTION

Income Payments will be made monthly unless the Certificate Owner directs otherwise in writing. However, payments other than monthly, quarterly, semi-annually or annually require our consent. Each Income Payment must equal at least $50.00 and the sum of all Income Payments in any one year must equal at least $250.00. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since January 1, 2005. If the option and frequency elected do not meet these minimum requirements, we have the right to make payments less frequently as necessary to do so.

THE INCOME PLAN

While the Certificate is in effect and before the Annuity Commencement Date, the Certificate Owner may choose one or more Income Options for the payment of the Death Benefit. If, at the time of the Certificate Owner's death, no Option has been chosen for paying the Death Benefit, the Beneficiary may choose an Option within one year. An Income Option on surrender of the Certificate may also be elected. For each Option elected, we will issue a separate written agreement putting the Option into effect.

     Our approval is needed for any Option where:

     (1) the person named to receive payment is other than the Certificate Owner or the Beneficiary; or
     (2)  the person named is not a natural person, such as a corporation; or
     (3) any income payment would be less than the minimum Income Payment shown in each Certificate.

IU-MP-3020                             17

--------------------------------------------------------------------------------

THE INCOME OPTIONS

     Option 1. Income for a Fixed Period
     Monthly Payments are made in equal installments for a fixed number of years. The number of years must be at least 10 and not more than 30.

     Option 2. Single Life Income
     Payment is made to the person named in equal monthly installments based on one of the following, as elected by the Certificate Owner:
     (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.
     (b) Payments continue for a Period Certain and continue thereafter as long as the Annuitant is living. The Period Certain must be at least 10 years and not more than 30 years as specified by the Certificate Owner.

     Option 3. Joint Life Income
     This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by the Certificate Owner:
     (a)  Payments continue as long as either Annuitant is living.
     (b) Payments continue for a Period Certain and continue thereafter as long as either Annuitant is living. The Period Certain must be at least 10 years and not more than 30 years as specified by the Certificate Owner.

In addition to the Income Options described above, payments may be made under any other method mutually agreed upon by the Certificate Owner and us.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Annuity Option elected. The amounts still due are determined as follows:
     (1) For Option 1 or for any remaining guaranteed payments in Option 2, payments will be continued.
     (2)  For Option 2(a), no amounts are payable after the Annuitant's death.
     (3) For Option 3(a), no amounts are payable after the death of both Annuitants.

IU-MP-3020                             18

                           OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------

ENTIRE CONTRACT

This Contract, including any attached Riders, Endorsements, Amendments and the Application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Certificate Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center.

REPORTS TO CERTIFICATE OWNER

We will send each Certificate Owner a report at least once during each Certificate Year. The report will show the Accumulation Value, Roll-up Value and the Cash Surrender Value of each Certificate as of the end of each Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the appropriate jurisdictions in which the Certificate is delivered.

We will also send copies of any shareholder reports of the portfolios in which the Subaccounts invest, as well as any other reports, notices or documents required by law to be furnished to Certificate Owners.

ASSIGNMENT - USING A CERTIFICATE AS COLLATERAL SECURITY

Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as irrevocable prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us at our Customer Service Center. We are not responsible for the validity of any assignment.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and each Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

Neither this Contract, nor its Certificates participate in our divisible surplus.

IU-MP-3020                             19

--------------------------------------------------------------------------------

CONTESTABILITY

Certificates issued under this Contract are incontestable from their date of issue.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets of the Subaccounts because:
     (1)  The NYSE is closed for trading;
     (2)  the SEC determines that a state of emergency exists;
     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

    During such times, we may delay:
     (1)  determination and payment of the Cash Surrender Value;
     (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
     (3)  allocation changes of the Accumulation Value; or
     (4)  application of the Accumulation Value under an income plan.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:
     (1)  change any of the Contract's terms;
     (2)  extend the time for Premium Payments; or
     (3)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the appropriate jurisdictions where each Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction.

FACILITY OF PAYMENT

If no Beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

CERTIFICATES

Certificates will be furnished by us.

CONFORMITY WITH LAW

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

IU-MP-3020                             20

--------------------------------------------------------------------------------

RECORDS

The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt (or other period provided by law). If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted (or other amount as provided by law) as of the date the returned Certificate is received by us.


IU-MP-3020                             21

FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NON-PARTICIPATING
--------------------------------------------------------------------------------
Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

IU-MP-3020